SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 24, 2012

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 24, 2012.  The following items were approved:

1)           Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Charles J. Baird	9,977,024	431,329
Nick Carter	10,253,000	155,353
Nick A. Cooley	10,229,469	178,884
Jean R. Hale	10,180,442	227,911
James McGhee II	10,313,319	95,034
M. Lynn Parrish	10,235,791	172,562
Dr. James R. Ramsey	10,252,319	156,034
Anthony W. St. Charles	10,320,641	87,712

2)           Ratification of CTBI’s independent registered public accounting firm, BKD, LLP, for 2012

For	Against	Abstained
12,630,989	5,946	36,869

3)           The advisory (nonbinding) resolution relating to executive compensation

For	Against	Abstained
9,943,753	219,769	244,831

4)           Re-approval of performance criteria in our 2006 Stock Ownership Incentive Plan

For	Against	Abstained
9,980,792	356,172	71,389

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: April 25, 2012	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer